May 1, 2012

Bioshaft Water Technology Inc.

1 Orchard Dr., Suite 220

Lake Forest, CA, 92630

RE:	CONSULTING AGREEMENT BETWEEN
BIOSHAFT WATER TECHNOLOGY INC. (the “Company”)
AND SUSTAINABLE WATER CORP. (the “Consultant”)

Further to the discussion between Bioshaft Water Technology Inc. and Sustainable Water Corp.,  below  are  the  terms  of  the  agreement  between  the  Company  and  the consultant engaging as a COO and CFO, Consultant.

AGREEMENT

DATED on this 1st. day of May, 2012 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Lake Forest, CA (the “Company”) and Sustainable Water Corp. a State of California Corporation with offices in San Pedro, CA (the “Consultant”).

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render corporate operation, financial management, and strategic planing support in the form of:

1.

Support in developing a strategic plan for operation, new products and market.

2.

Support in negotiating and formulating contracts and agreements with new agents, licensees, and other forms of business relationships for new business development.

3.

Act as the Chief Engineer while providing engineering services to support Operation.

4.

Source out contractors to build treatment systems upon execution of sales contracts.

5.

Meet with Municipalities to demonstate the Bioshaft Water Treatment systems.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.

C.) The Consultant shall not be required to devote any minimum or specific expenditure of time  in  performing  these  services,  provided  that  the  Consultant  shall  be  reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term of this Agreement shall be through October 31, 2012.

After October 31, 2012, this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars )

1.   The Company shall pay the Consultant Fifteen thousand dollars ($15,000.00) for the services rendered by the Consultant on the Company’s behalf.

2.   The Fifteen thousand dollars ($15,000.00) is payable on the execution of the contract and every thirty days afterward.

EXPENSES

The compensation includes reasonable expense in connection with the services stated above, including but not limited to: telephone, facsimile, postage, photocopying, travel and courier expenses. The Company agrees to reimburse the Consultant for special pre-approved travel expenses for marketing, training or special projects.

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630

COMPANY’S OBLIGATIONS

The  Company  shall  make  available  to  the  Consultant  all  information  concerning  the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations.  The Consultant may rely on the accuracy of all such information without independent verification.

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which  the  Consultant  may  suffer,  sustain  or  become  subject  to,  as  a  result  of,  or  in connection with, the performance of their obligations under this Agreement, except for any loss,  liability  or  expense  which  is  suffered  as  the  result  of,  or  in  connection  with,  the Consultant’s  willful  misconduct,  provided  that  the  Consultant  shall  give  prompt  written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This  Agreement  constitutes  the  entire  Agreement  between  the  parties  and  replaces  all previous  agreements,  written  or  oral  between  the  parties.   This  agreement  can  only  be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Bioshaft Water Technology, Inc.	Sustainable Water Corp.

/s/ Walter J. Zurawick, Jr.	/s/ Imad Yassine
May 1, 2012	May 1, 2012

Walter J. Zurawick Jr., CEO	Imad Yassine, CEO

Bioshaft Water Technology Inc.

1 Orchard Dr. #220, Lake forest, CA 92630